Power of Attorney
This will confirm that I have granted each of the individuals listed below the authority to, on my behalf, execute and file the Statement of Changes in Beneficial Ownership of Securities (Form 4) and the Annual Statement of Beneficial Ownership of
Securities (Form 5), both filed pursuant to Section
16 of the Securities Exchange Act of 1934, as amended, as my Attorney In Fact.
Such power of attorney shall remain in
full force and effect until either (i) I am no longer subject to the reporting requirements under
Section 16 of the Securities Act of 1933, as amended or (ii) I have provided you with written notice withdrawing this authority.
The individuals who are authorized to act as my Attorney-In-Fact under this Power of Attorney are as follows:
Deborah S. Lorenz
Sandra Gardiner
This Power of Attorney is effective
immediately upon filing with the Securities Exchange
Commission and, for purpose of my future Section 16 reports, replaces and revokes any and all other
Powers of Attorney previously filed by me.
Very truly yours,

/s/ Jo-Ann B. Maltais
_____________________

Jo-Ann B. Maltais

Date:  March 14, 2005